Exhibit 10.13

Agreement on Lease of Single (vehicle) Shelter of the Export

Processing Zone Administration, Ministry of Economic Affairs

Whereas the parties hereto agree that the Export Processing Zone Administration, Ministry of Economic Affairs (hereinafter referred to as Party A), leases to NXP Semiconductors Taiwan Ltd. (hereinafter referred to as Party B) the single (vehicle) shelter located within Xi’er Street, Nanzi Export Processing Zone, both parties hereby reach the following agreements:

1. Location, No. and annual rental of the single (vehicle) shelter:

(1). Object of lease: the single (vehicle) shelter located within Xi’er Street, Nanzi Export Processing Zone, occupying an area of 193m².

(2). Rental: Sixty-five thousand, six hundred and twenty New Taiwan Dollar only each year. Party B shall pay the rental in a lump sum to the agency bank of National Treasury as specified (Nanzi Branch, Mega International Commercial Bank) against the payment bill issued by Party A.

2. Term of lease:

one (1) year from Nov.1st of the 98th year to Oct.31st of the 99th year of the Republic of China. Unless otherwise approved by both Party A, Party B may not early terminate the lease; otherwise its security deposits will not be refunded. Party B may not re-lease the shelter to others during the term of lease; otherwise, Party A may unconditionally recover the shelter.

3. Security deposits:

Thirty-two thousand, eight hundred and ten New Taiwan Dollar, which shall be paid by Party B upon execution of the agreement. if Party B, upon expiry of the term of lease, clean up and return to Party A the vehicle shelter leased by it, Party A shall refund the security deposits without interest after it is checked; however, if Party B hasn’t repaired any damage to the shelter facilities, or Party B fails to perform relevant articles hereof, the security may be used to indemnify Party A for any damage caused to it, and the surplus (if any) shall be refunded by Party A to Party B or Party B shall make up the deficiency (if any), to which Party B may not raise any objection.

4. Expiration of lease term:

Party B has the priority to lease original vehicle shelter, and if Party B intends to renew the lease, it shall go through formalities for lease renewal with Party A one month prior to expiration of the agreement, or pay the rent and go through formalities for lease renewal/replacement against the payment bill issued by Party A; its failure to do so within specified limited will be deemed that Party B voluntarily waives its right to lease and Party B shall immediately clean up and return the shelter to Party A.

5. Agreement on termination of the lease:

(1). If, under special conditions, Party B intends to terminate the lease prior to its expiration, it shall notify Party A in written form at least two months in advance to terminate the lease.

(2). Party A may notify Party B to terminate the lease if any of the following takes place:

1). Party A needs such base place due to major policy replacement program.

2). Party B violates the agreement

If the lease is terminated, Party B shall clean up the shelter and return it to Party A. Party A shall, after the shelter is checked, refund the security deposits and the unused rental without interest (if the agreement is terminated because Party B violates the agreement, the rental paid by it will not be refunded).

6. Party B shall be responsible for cleaning and maintenance of inside and outside of the shelter and its surroundings within 2 square meters and shall repair the damage (if any).

7. Miscellaneous

(1). Party A shall bear and pay the land value tax imposed on the object of the lease.

(2). Party A shall bear and pay the water and electricity charge incurred for the object of the lease.

8. Any disputes arising from nonperformance of the agreement shall be brought before the court in the place of Party A. The agreement shall come into force from the date of execution and remain effective during the term of the lease, regardless of any change in the legal proxies of both parties.

9. Anything uncovered herein shall be subject to the Rules on Establishment and Management of Export Processing Zone and other applicable laws.

10. The agreement shall be made in triplicate, one for each party and the remainder for Party A to keep on file.

Coventanter:

Party A: The export Processing Zone Administration, Ministry of Economic Affairs

Legal proxy: Ou Jiarui

Address: 600 Jiachang Road, Nanzi District, Gaoxiong

Party B: NXP Semiconductors Taiwan Ltd.

Director: Wang Junjian

Add: 10 Jingwu Road, Nanzi Processing and Export Zone, Nanzi District, Gaoxiong

Tel: (07)361-2511

Mar.8th of the 99th year of the Republic of China